Exhibit 10.9.3

APPLETON PAPERS RETIREMENT SAVINGS AND

EMPLOYEE STOCK OWNERSHIP PLAN

AMENDMENT

The Appleton Papers Retirement Savings and Employee Stock Ownership Plan is amended by inserting the following paragraph after the second paragraph of Section 7.7.

In the event of a mandatory distribution greater than $1,000 payable on or after March 28, 2005 in accordance with the provisions of this Section 7.7(b), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the distribution will be paid in a direct rollover to an individual retirement plan designated by the Plan Administrator.

After inserting the above paragraph (as a third paragraph in Section 7.7), the first paragraph of Section 7.7 shall be numbered (a); the second and third paragraphs shall be numbered (b) and the fourth paragraph shall be numbered (c).

The changes set forth in this Amendment are effective March 28, 2005.

DATED this 15th day of December, 2005.

APPLETON PAPERS INC.

By:	/s/ Paul J. Karch
Title:	Secretary